UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2017

ASB BANCORP, INC.

(Exact Name of Registrant As Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)
001-35279	45-2463413
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801

(Address of Principal Executive Offices) (Zip Code)

(828) 254-7411

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of October 1, 2017, First Bancorp , the holding company for First Bank, Southern Pines, North Carolina, completed its acquisition by merger of ASB Bancorp, Inc. (the “Company”), the holding company for Asheville Savings Bank, S.S.B., Asheville, North Carolina (the “Merger”). The Company merged with and into First Bancorp, with First Bancorp as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger and Reorganization dated May 1, 2017 (the “Merger Agreement”).

Upon closing of the Merger, each outstanding share of the Company’s common stock, other than shares held by the Company, First Bancorp, or any other their respective wholly-owned subsidiaries, was converted into the right to receive 1.44 shares of First Bancorp’s common stock or $41.90 in cash, or a combination thereof. The Company’s shareholders were mailed election forms in August 2017 to choose their preferred mix of consideration, with the deadline to make elections expiring on September 18, 2017.  The preliminary results of the election indicate that shareholders  who made an effective election will receive the merger consideration they requested, and each share of the Company’s common stock for which no election was received will receive 0.53 shares of First Bancorp common stock and $26.46 in cash.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2017.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2017, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger would be effective at 12:01 a.m. on October 1, 2017. Prior to the open of trading on October 2, 2017, NASDAQ filed with the SEC an application on Form 25 to remove the Company’s common stock from listing on NASDAQ and withdraw the registration of the Company’s common stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended. In connection with the completion of the Merger, trading of the Company’s common stock on NASDAQ ceased before the opening of trading on October 2, 2017. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modifications to Rights to Security Holders.

Upon the completion of the Merger, each outstanding share of the Company’s common stock (other than shares held by the Company, First Bancorp, or any of their respective wholly-owned subsidiaries) was converted into the right to receive 1.44 shares of First Bancorp’s common stock or $41.90 in cash, or a combination thereof.  As described in the Company’s Current Report on Form 8-K filed on September 19, 2017, the Merger Agreement was approved by the Company’s shareholders at the special shareholders’ meeting held on September 19, 2017. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Upon the completion of the Merger effective as of October 1, 2017, the Company merged with and into First Bancorp and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP,
(successor by merger to ASB Bancorp, Inc.)

	By:	/s/ Eric P. Credle
Eric P. Credle
Chief Financial Officer

Dated: October 2, 2017